Exhibit 4.1.1

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of November 4, 2010, among Sabra Health Care Limited Partnership, a Delaware limited partnership, and Sabra Capital Corporation, a Delaware corporation (each, an “Issuer”, and together, the “Issuers”), Sabra Health Care REIT, Inc., a Maryland corporation (the “Parent”), Orchard Ridge Nursing Center LLC, a Massachusetts limited liability company, New Hampshire Holdings LLC, a Delaware limited liability company, Oakhurst Manor Nursing Center LLC, a Massachusetts limited liability company, Sunset Point Nursing Center LLC, a Massachusetts limited liability company, Connecticut Holdings I LLC, a Delaware limited liability company, West Bay Nursing Center LLC, a Massachusetts limited liability company, HHC 1998-I Trust, a Massachusetts trust, Northwest Holdings I LLC, a Delaware limited liability company, 395 Harding Street, LLC, a Delaware limited liability company, 1104 Wesley Avenue, LLC, a Delaware limited liability company, Kentucky Holdings I, LLC, a Delaware limited liability company, Sabra Lake Drive, LLC (fka Peak Medical Oklahoma Holdings-Lake Drive, Inc.), a Delaware limited liability company, Bay Tree Nursing Center LLC, a Massachusetts limited liability company, Sabra Health Care Holdings III, LLC, a Delaware limited liability company, Sabra Health Care Holdings IV, LLC, a Delaware limited liability company, Sabra Idaho, LLC, a Delaware limited liability company, Sabra California II, LLC, a Delaware limited liability company, Sabra New Mexico, LLC, a Delaware limited liability company, Sabra Connecticut II, LLC, a Delaware limited liability company, Sabra Ohio, LLC, a Delaware limited liability company, Sabra Kentucky, LLC, a Delaware limited liability company, Sabra NC, LLC, a Delaware limited liability company, (each, a “Guaranteeing Subsidiary” and, together the “Guaranteeing Subsidiaries”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).

WITNESSETH

WHEREAS, the Issuers, the Parent and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 27, 2010 providing for the issuance of 8.125% Senior Notes due 2018 (the “Notes”);

WHEREAS, Section 4.18 of the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the obligations of the Issuers and the Parent under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guaranty”);

WHEREAS, pursuant to Section 10.03 of the Indenture, each Guaranteeing Subsidiary is required to endorse a notation of its Note Guaranty substantially in the form included in Exhibit D to the Indenture;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture; and

WHEREAS, all the conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. EFFECTIVENESS. Notwithstanding anything to the contrary contained herein, this First Supplemental Indenture shall become effective upon the declaration of the distribution to holders of Sun’s common stock to effect the Separation.

3. AGREEMENT TO GUARANTY. Each Guaranteeing Subsidiary hereby agrees, jointly and severally with all Guarantors, to provide an unconditional Guaranty, on and subject to the terms, conditions and limitations set forth in the Guaranty and in the Indenture, including, but not limited, to Article Ten thereof and to perform all of the obligations and agreements of a Guarantor under the Indenture as if named as a Guarantor there under.

4. NOTATION OF GUARANTY. Each Guaranteeing Subsidiary hereby agrees that a notation of such Note Guaranty substantially in the form included in Exhibit D to the Indenture shall be endorsed by an Officer of such Guaranteeing Subsidiary in accordance with the requirements of Section 10.03 of the Indenture, which Note Guaranty shall become effective upon the declaration of the distribution to holders of Sun’s common stock to effect the Separation.

5. NEW YORK LAW TO GOVERN. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary, the Issuers and the Parent.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

SABRA HEALTH CARE LIMITED PARTNERSHIP, as Issuer,

by	/s/ Richard K. Matros
Name: Richard K. Matros
Title: President

SABRA CAPITAL CORPORATION, as Issuer,

by	/s/ Richard K. Matros
Name: Richard K. Matros
Title: Chief Executive Officer and President

SABRA HEALTH CARE REIT, INC., as Parent and a Guarantor,

by	/s/ Richard K. Matros
Name: Richard K. Matros
Title: Chief Executive Officer

[Signature Page to Supplemental Indenture]

SUN HEALTHCARE GROUP, INC., as Guarantor

by	/s/ Richard K. Matros
Name: Richard K. Matros
Title: Chairman of the Board and Chief
Executive Officer

SABRA HEALTH CARE LLC, as Subsidiary Guarantor

by	/s/ Richard K. Matros
Name: Richard K. Matros
Title: President

SABRA HEALTH CARE HOLDINGS I, LLC, as Subsidiary Guarantor

by	/s/ Richard K. Matros
Name: Richard K. Matros
Title: President

SABRA HEALTH CARE HOLDINGS II, LLC, as Subsidiary Guarantor

by	/s/ Richard K. Matros
Name: Richard K. Matros
Title: President

[Signature Page to Supplemental Indenture]

ORCHARD RIDGE NURSING CENTER LLC, as a Guaranteeing Subsidiary

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

NEW HAMPSHIRE HOLDINGS LLC, as a Guaranteeing Subsidiary

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

OAKHURST MANOR NURSING CENTER LLC, as a Guaranteeing Subsidiary

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

SUNSET POINT NURSING CENTER LLC, as a Guaranteeing Subsidiary

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

CONNECTICUT HOLDINGS I LLC, as a Guaranteeing Subsidiary

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

WEST BAY NURSING CENTER LLC, as a Guaranteeing Subsidiary

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

[Signature Page to Supplemental Indenture]

HHC 1998-I TRUST,
as a Guaranteeing Subsidiary

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

NORTHWEST HOLDINGS I LLC, as a Guaranteeing Subsidiary

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

395 HARDING STREET, LLC, as a Guaranteeing Subsidiary

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

1104 WESLEY AVENUE, LLC, as a Guaranteeing Subsidiary

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

KENTUCKY HOLDINGS I, LLC, as a Guaranteeing Subsidiary

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

SABRA LAKE DRIVE, LLC (FKA PEAK MEDICAL OKLAHOMA HOLDINGS-LAKE DRIVE, INC.), as a Guaranteeing Subsidiary

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

[Signature Page to Supplemental Indenture)

BAY TREE NURSING CENTER LLC,
as a Guaranteeing Subsidiary

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

SABRA HEALTH CARE HOLDINGS III, LLC, as a Guaranteeing Subsidiary

By:
Name: Harold W. Andrews, Jr.
Title: Secretary

SABRA HEALTH CARE HOLDINGS IV, LLC, as a Guaranteeing Subsidiary

By:
Name: Harold W. Andrews, Jr.
Title: Secretary

SABRA IDAHO, LLC, as a Guaranteeing Subsidiary

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

SABRA CALIFORNIA II, LLC, as a Guaranteeing Subsidiary

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

SABRA NEW MEXICO, LLC, as a Guaranteeing Subsidiary

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

[Signature Page to Supplemental Indenture]

SABRA CONNECTICUT II, LLC,
as a Guaranteeing Subsidiary

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

SABRA OHIO, LLC, as a Guaranteeing Subsidiary

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

SABRA KENTUCKY, LLC, as a Guaranteeing Subsidiary

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

SABRA NC, LLC, as a Guaranteeing Subsidiary

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

[Signature Page to Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee,

by	/s/ Maddy Hall
	Name:	Maddy Hall
	Title:	Vice President

[Signature Page to Supplemental Indenture]